Exhibit 10.1

NEW CENTURY FINANCIAL CORPORATION

2004 PERFORMANCE INCENTIVE PLAN

DIRECTOR STOCK OPTION AGREEMENT

THIS DIRECTOR STOCK OPTION AGREEMENT (this “Option Agreement”) dated                      by and between NEW CENTURY FINANCIAL CORPORATION, a Maryland corporation (the “Corporation”), and [                    ] (the “Grantee”) evidences the nonqualified stock option (the “Option”) granted by the Corporation to the Grantee as to the number of shares of the Corporation’s Common Stock first set forth below.

Number of Shares of Common Stock: [            ]1 Award Date: [            , 2005]

Exercise Price per Share: $            1 Expiration Date: [            , 2005]1,2

Vesting1, 2 [Alt. 1: The total number of shares of Common Stock subject to the Option shall be fully vested as of the Award Date.] [Alt. 2: The Option shall vest and become exercisable in installments as to one-third (1/3rd) of the total number of shares of Common Stock subject to the Option on each of the first, second, and third anniversaries of the Award Date.]

The Option is granted under the New Century Financial Corporation 2004 Performance Incentive Plan (the “Plan”) and subject to the Terms and Conditions of Director Stock Option (the “Terms”) attached to this Option Agreement (incorporated herein by this reference) and to the Plan. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Option set forth herein. The Grantee acknowledges receipt of a copy of the Terms, the Plan and the Prospectus for the Plan.

“GRANTEE”	NEW CENTURY FINANCIAL CORPORATION
a Maryland corporation
Signature	By:
Print Name	Print Name:

Title:

[1]	Subject to adjustment under Section 7.1 of the Plan.
[2]	Subject to early termination under Section 4 of the Terms and Section 7.4 of the Plan.

TERMS AND CONDITIONS OF DIRECTOR STOCK OPTION

1. Vesting; Limits on Exercise; Incentive Stock Option Status.

The Option shall vest and become exercisable as set forth on the cover page of this Option Agreement. The Option may be exercised only to the extent the Option is vested and exercisable.

•	Cumulative Exercisability. To the extent that the Option is vested and exercisable, the Grantee has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

•	No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.

•	Minimum Exercise. No fewer than 1001 shares of Common Stock may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

•	Nonqualified Stock Option. The Option is a nonqualified stock option and is not, and shall not be, an incentive stock option within the meaning of Section 422 of the Code.

2. Service; No Service Commitment.

The Grantee agrees to serve as a member of the Board in accordance with the Corporation’s Articles of Amendment and Restatement, bylaws, and applicable law.

The vesting schedule, if any, requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement. Service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of services as provided in Section 4 below or under the Plan. Nothing contained in this Option Agreement or the Plan constitutes a continued service commitment by the Corporation or interferes with the right of the Corporation to increase or decrease the compensation of the Grantee from the rate in existence at any time.

3. Method of Exercise of Option.

The Option shall be exercisable by the delivery to the Secretary of the Corporation (or such other person as the Administrator may require pursuant to such administrative exercise procedures as the Administrator may implement from time to time) of:

•	a written notice stating the number of shares of Common Stock to be purchased pursuant to the Option or by the completion of such other administrative exercise procedures as the Administrator may require from time to time;

[1]	Subject to adjustment under Section 7.1 of the Plan.

•	payment in full for the Exercise Price of the shares to be purchased in cash, check or by electronic funds transfer to the Corporation, or (subject to compliance with all applicable laws, rules, regulations and listing requirements and further subject to such rules as the Administrator may adopt as to any non-cash payment) in shares of Common Stock already owned by the Grantee, valued at their Fair Market Value on the exercise date, provided, however, that any shares initially acquired upon exercise of a stock option or otherwise from the Corporation must have been owned by the Grantee for at least six (6) months before the date of such exercise;

•	any written statements or agreements required pursuant to Section 8.1 of the Plan; and

•	satisfaction of the tax withholding provisions of Section 8.5 of the Plan.

The Administrator also may, but is not required to, authorize a non-cash payment alternative by notice and third party payment in such manner as may be authorized by the Administrator.

4. Early Termination of Option.

4.1 Possible Termination of Option upon Change in Control. The Option is subject to termination in connection with a Change in Control Event or certain similar reorganization events as provided in Section 7.4 of the Plan.

4.2 Termination of Option upon a Termination of Grantee’s Services. If the Grantee ceases to be a member of the Board (regardless of the reason), the following rules shall apply (the last day that the Grantee is a member of the Board is, except as otherwise provided below, referred to as the Grantee’s “Severance Date”):

•	the Grantee (or, in the event of the Grantee’s death, his or her beneficiary) will have until the day before the third (3rd) anniversary of his or her Severance Date to exercise the Option (or portion thereof) to the extent that it was vested on the Severance Date,

•	the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and

•	the Option, to the extent not exercised during the 3-year period following the Severance Date as provided above, shall terminate at the close of business on the day before the third (3rd) anniversary of the Grantee’s Severance Date.

Notwithstanding anything above to the contrary, in all cases the Option remains subject to earlier termination on the first to occur of the Expiration Date of the Option or the termination of the Option pursuant to Section 4.1 above.

Furthermore, if the Grantee ceases to be a member of the Board (regardless of the reason) but, immediately thereafter, is employed by the Corporation or one of its Subsidiaries, the Grantee’s Severance Date shall not be the date the Grantee ceases to be a member of the Board but instead shall be the last day that the Grantee is either or both (1) a member of the Board and/or (2) employed by the Corporation or a Subsidiary.

5. Non-Transferability.

The Option and any other rights of the Grantee under this Option Agreement or the Plan are nontransferable and exercisable only by the Grantee, except as set forth in Section 5.7 of the Plan. For purposes of clarity, the Administrator has not authorized any transfer exceptions as contemplated by Section 5.7.2 of the Plan.

6. Notices.

Any notice to be given under the terms of this Option Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Grantee at the address last reflected on the Corporation’s payroll records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be delivered in person or shall be enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Grantee is no longer a member of the Board, shall be deemed to have been duly given five (5) business days after the date mailed in accordance with the foregoing provisions of this Section 6.

7. Plan.

The Option and all rights of the Grantee under this Option Agreement are subject to, and the Grantee agrees to be bound by, all of the terms and conditions of the Plan, incorporated herein by this reference. In the event of a conflict or inconsistency between the terms and conditions of this Option Agreement and of the Plan, the terms and conditions of the Plan shall govern. The Grantee agrees to be bound by the terms of the Plan and this Option Agreement. The Grantee acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Option Agreement. Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

8. Entire Agreement.

This Option Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Option Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

9. Governing Law.

This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland without regard to conflict of law principles thereunder.

10. Effect of this Agreement.

Subject to the Corporation’s right to terminate the Option pursuant to Section 7.4 of the Plan, this Option Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.

11. Counterparts.

This Option Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

12. Section Headings.

The section headings of this Option Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

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